As filed with the Securities and Exchange Commission on December 12, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Etablissements Delhaize Frères et Cie “Le Lion” (Groupe Delhaize)

(Exact name of registrant as specified in its charter)*

Delhaize Brothers and Co. “The Lion” (Delhaize Group)

(Translation of registrant’s name into English)

* The registrant’s charter (articles of association) specifies the registrant’s name in French, Dutch and English.

Belgium	98-0226019
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Square Marie Curie 40

1070 Brussels

Belgium

(Address of principal executive offices)

J. H. HARVEY CO., LLC RETIREMENT PLAN

DELHAIZE GROUP 2002 STOCK INCENTIVE PLAN

(Full title of the plan)

G. Linn Evans

Delhaize America, Inc.

2110 Executive Drive

Salisbury, North Carolina 28147

(704) 633-8250

(Name, address and telephone number, including area code, of agent for service)

With a copy to:

J. Steven Patterson

Akin, Gump, Strauss, Hauer, & Feld, L.L.P.

Robert S. Strauss Building

1333 New Hampshire Avenue, N.W.

Washington, DC 20036-1564

(202) 887-4000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)(2)	Amount to be Registered (3)	Proposed Maximum Offering Price Per Share (4)	Proposed Maximum Aggregate Offering Price (4)	Amount of Registration Fee
Ordinary Shares without nominal value (“ordinary shares”), represented by American Depositary Shares	7,650,000 shares	$79.88	$611,082,000	$65,385.77

(1)	American Depositary Shares (“ADSs”) issuable upon deposit of ordinary shares of the Registrant are registered under a separate registration statement on Form F-6 (Registration No. 333-13314). Each ADS evidenced by an American Depositary Receipt represents one ordinary share.
(2)	Pursuant to Rule 416(c) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the J. H. Harvey Co., LLC Retirement Plan. Pursuant to Rule 457(h)(2) under the Securities Act, no registration fee is required with respect to such interests in the Plan.
(3)	Includes (a) 150,000 ordinary shares represented by ADSs to be offered under the J. H. Harvey Co., LLC Retirement Plan and (b) 7,500,000 ordinary shares represented by ADSs to be offered under the Delhaize Group 2002 Stock Incentive Plan.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, based on the average of the high and low prices of the ADSs reported on the New York Stock Exchange on December 6, 2006.

INTRODUCTORY STATEMENT

Etablissements Delhaize Frères et Cie “Le Lion” (Groupe Delhaize), a société anonyme organized under the laws of the Kingdom of Belgium (the “Registrant”), files this Registration Statement on Form S-8 (this “Registration Statement”) to register the offer and sale of up to 150,000 ordinary shares represented by American Depositary Shares (“ADSs”) to be offered under the J. H. Harvey Co., LLC Retirement Plan (the “Harvey’s Plan”). Pursuant to General Instruction E to Form S-8, this Registration Statement also registers the offer and sale of up to 7,500,000 additional ordinary shares represented by ADSs to be offered under the Registrant’s 2002 Stock Incentive Plan (the “2002 Stock Incentive Plan” and together with the Harvey’s Plan, the “Plans”), which securities are of the same class as other securities for which a registration statement filed on this Form relating to the 2002 Stock Incentive Plan is effective. The contents of the earlier registration statement on Form S-8 (333-89292) filed with the Securities and Exchange Commission (the “Commission”) on May 29, 2002 are, as modified hereby, incorporated by reference. Each ADS represents one ordinary share, without nominal value, of the Registrant. A separate registration statement on Form F-6 (Registration No. 333-13314) has been filed with the Commission registering the ADSs.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to each participant in each of the Plans pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(a) the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2005, filed with the Commission on June 30, 2006;

(b) the Registrant’s Reports of Foreign Private Issuer on Form 6-K, filed with the Commission on November 22, 2006, November 14, 2006, November 13, 2006, November 3, 2006, August 31, 2006 (two reports), August 2, 2006, May 26, 2006, May 19, 2006 (two reports), May 15, 2006, May 12, 2006, May 2, 2006 (two reports), April 28, 2006, March 17, 2006 (two reports), March 6, 2006 (three reports) and January 3, 2006; and

(c) the description of the Registrant’s ordinary shares and ADSs contained under the headings titled “Description of Delhaize Group Ordinary Shares” and “Description of Delhaize Group American Depositary Receipts” in the Registration Statement on Form F-4 filed by the Registrant with the Commission on March 23, 2001 (Registration No. 333-13302), including any amendments thereto.

In addition to the foregoing, all documents subsequently filed by the Registrant or the Harvey’s Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all of the securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement in this Registration Statement or in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under Belgian law, the directors of a company may be liable for damages to the company in case of improper performance of their duties. The directors may be liable to the Registrant and to third parties for infringement of the articles of association or Belgian company law. Under certain circumstances, directors may be criminally liable. The Registrant maintains liability insurance for the benefit of its directors and executive officers.

In order to provide enhanced liability protection for its directors and to attract and retain highly qualified individuals to act as directors, the Registrant’s Board of Directors approved on May 3, 2005 the undertaking of the Registrant to indemnify Mr. Pierre-Olivier Beckers, Baron Georges Jacobs, Count Arnoud de Pret Roose de Calesberg, Count Richard Goblet d’Alviella, Mr. Robert J. Murray, Dr. William L. Roper and Mr. Didier Smits and all future directors to the maximum extent permitted by law, except if the liability or expense is covered by insurance taken by the Registrant or if the liability of a director would arise out of such director’s fraud or willful misconduct.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.

A list of exhibits included as part of this Registration Statement is set forth on the Exhibit Index, which immediately precedes the exhibits and is incorporated by reference herein.

The Registrant hereby undertakes that it will submit or has submitted the Harvey’s Plan and any amendments thereto to the Internal Revenue Service (the “IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Harvey’s Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

ITEM 9.	UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brussels, Kingdom of Belgium, on December 12, 2006.

ETABLISSEMENTS DELHAIZE FRÈRES ET
CIE “LE LION” (GROUPE DELHAIZE)

By:	/s/ Pierre-Olivier Beckers
Pierre-Olivier Beckers
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Pierre-Olivier Beckers and B. Craig Owens, and each of them, such person’s true and lawful attorney-in-fact and agent, with full power to act without the other and with full power of substitution and resubstitution, for such person and on such person’s behalf and in such person’s name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this Registration Statement under the Securities Act, including any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or such person’s substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 12, 2006.

Signature	Title

/s/ Baron Georges Jacobs	Chairman of the Board
Baron Georges Jacobs

/s/ Pierre-Olivier Beckers	President and Chief Executive Officer,
Pierre-Olivier Beckers	Director (Principal Executive Officer)

/s/ B. Craig Owens	Executive Vice President and
B. Craig Owens	Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ G. Linn Evans	Vice President (Authorized Representative in the United States)
G. Linn Evans

/s/ Claire H. Babrowski	Director
Claire H. Babrowski

/s/ Count Arnoud de Pret Roose de Calesberg	Director
Count Arnoud de Pret Roose de Calesberg

Director
Jacques de Vaucleroy

/s/ Hugh G. Farrington	Director
Hugh G. Farrington

/s/ Count Richard Goblet d’Alviella	Director
Count Richard Goblet d’Alviella

/s/ Robert J. Murray	Director
Robert J. Murray

Director
Dr. William Roper

/s/ Didier Smits	Director
Didier Smits

/s/ Luc Vansteenskiste	Director
Luc Vansteenskiste

Pursuant to the requirements of the Securities Act of 1933, the Benefit Plan Committee of the Board of Directors of Delhaize America, Inc., a wholly-owned subsidiary of the Registrant, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salisbury, State of North Carolina, on December 12, 2006.

J. H. HARVEY CO., LLC RETIREMENT PLAN

By:	/s/ Patricia G. Fulcher
Patricia G. Fulcher
Member of the Benefit Plan Committee
of the Board of Directors of
Delhaize America, Inc.

INDEX TO EXHIBITS

The following is a complete list of exhibits filed as part of this Registration Statement:

Exhibit No.	Exhibit

4.1	Articles of Association of the Registrant (English translation), effective October 24, 2006

4.2	Form of Deposit Agreement among the Registrant, The Bank of New York and all holders from time to time of the Registrant’s ADRs (incorporated by reference herein to Exhibit 4.1 of the Registrant’s Registration Statement on Form F-4 filed with the Commission on March 23, 2001)

5	Opinion of Freshfields, Bruckhaus & Deringer regarding validity of the Delhaize Group ordinary shares to be issued under the Delhaize Group 2002 Stock Incentive Plan

23.1	Consent of Freshfields, Bruckhaus & Deringer (included in the opinion filed as Exhibit 5 to this Registration Statement)

23.2	Consent of Deloitte Reviseurs d’Entreprises SC s.f.d. SCRL

24	Power of Attorney (included on the signature page of this Registration Statement)